UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 3, 2014

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Amendment and Restatement of 2008 Equity Incentive Plan

On April 3, 2014, at the 2014 Annual Meeting of Stockholders of TIBCO Software Inc. (the “Company”), the Company’s stockholders approved the amendment and restatement of the Company’s 2008 Equity Incentive Plan (the “2008 Plan”), which the Company’s Board of Directors had previously approved, subject to such stockholder approval. The Company’s executive officers are permitted to participate in the 2008 Plan.

The amendment and restatement includes the following material changes from the prior 2008 Plan: (i) an increase in the number of shares of common stock reserved for issuance thereunder by 14,000,000 shares, (ii) setting an annual limit on the awards that may be granted to any non-employee director under the 2008 Plan, to be a maximum of $750,000 (increased to $1,000,000 in connection with a director’s initial service) for cash-settled awards and the same level for stock-settled awards, (iii) an adjustment to the 2008 Plan to provide that, without additional stockholder approval, incentive stock options may be granted under the 2008 Plan through, but not after, February 27, 2024, and (iv) a revision of the definition of “Detrimental Activity” in the clawback provision to include a restatement of the Company’s financial statements as a result of an intentional, willful or negligent act of any employee.

A summary of the 2008 Equity Incentive Plan (February 27, 2014 Restatement) is set forth in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 4, 2014. That summary and the above description of the 2008 Equity Incentive Plan (February 27, 2014 Restatement) do not purport to be complete, and are qualified in their entirety by reference to such amended and restated plan, which is filed herewith as Exhibit 10.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors amended the Company’s bylaws to decrease the size of the Board of Directors from seven to six, effective as of April 3, 2014.

The Company’s Amended and Restated Bylaws are filed herewith as Exhibit 3.1. The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the amended Bylaws attached hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 3, 2014, the following matters were voted upon, and approved by, the Company’s stockholders at the Company’s Annual Meeting of Stockholders:

(1)	The election of six members to the Board of Directors to serve until the Company’s next annual meeting of stockholders or until their successors are duly elected and qualified;

(2)	The approval of the amendment and restatement of the Company’s 2008 Equity Incentive Plan;

(3)	The approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers; and

(4)	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending November 30, 2014.

The following is a summary of the voting results for each matter presented to the stockholders:

Proposal I – Election of Directors

The Company’s stockholders elected six members to the Board of Directors to serve until the Company’s next annual meeting of stockholders or until their successors are duly elected and qualified as set forth below:

	Total Vote For Each Director	Total Vote Withheld From Each Director	Broker Non-Votes

Vivek Y. Ranadivé	126,448,742	6,809,690	14,814,607

Nanci E. Caldwell	128,606,943	4,651,489	14,814,607

Eric C.W. Dunn	127,808,256	5,450,176	14,814,607

Peter J. Job	118,533,543	14,724,889	14,814,607

David J. West	131,794,897	1,463,535	14,814,607

Philip K. Wood	118,686,340	14,572,092	14,814,607

Proposal II – Approval of the Amendment and Restatement to the Company’s 2008 Equity Incentive Plan

The Company’s stockholders approved the amendment and restatement to its 2008 Equity Incentive Plan as set forth below:

For	Against	Abstain	Broker Non-Votes
113,233,041	19,708,931	316,460	14,814,607

Proposal III – Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers

The Company’s stockholders cast their votes with respect to the advisory vote on approval of the compensation of the Company’s Named Executive Officers as set forth below:

For	Against	Abstain	Broker Non-Votes
77,485,704	55,418,393	354,335	14,814,607

Proposal IV – Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for the Fiscal Year Ending November 30, 2014

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as its independent auditors for the fiscal year ending November 30, 2014 as set forth below:

For	Against	Abstain	Broker Non-Votes
140,011,303	7,682,923	378,813	0

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of TIBCO Software Inc.

10.1	2008 Equity Incentive Plan (February 27, 2014 Restatement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: April 4, 2014

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of TIBCO Software Inc.

10.1	2008 Equity Incentive Plan (February 27, 2014 Restatement).